SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



                 Date of earliest event reported: April 24, 2001



                           LAHAINA ACQUISITIONS, INC.


Colorado                         0-27480                      84-1325695
--------                         -------                      ----------
(State or other            (Commission File                  (IRS Employer
jurisdiction of                 No.)                           ID No.)
incorporation)



           5985 Windward Parkway, Suite 220, Alpharetta, Georgia 30005
                    (Address of principal executive offices)



                                  770-754-6140
             (Registrant's telephone number, including area code)




         (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

(a)      Financial statements of business acquired

                           Not applicable

(b)      Pro forma financial information

                           Not applicable

(c)      Exhibits

                           99.1 Shareholders' letter mailed April 24, 2001

Item 9.  Regulation FD Disclosure

         On or about April 24, 2001, Lahaina Acquisitions, Inc. ("Company") mailed a letter to its shareholders making various announcements about the Company. Statements made in the shareholders' letter, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties, including statements about United Capital Mortgage Corporation's ("United") financial results and any cost savings that may be a result of the anticipated integration and consolidation of United's and Accent Mortgage Services, Inc.'s mortgage operations. All of the information in the shareholders' letter, appearing in Exhibit 99.1, is not filed but is furnished pursuant to Regulation FD.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                   Lahaina Acquisitions, Inc.
                                      (Registrant)


Dated:  May 2, 2001               By  /s/ L. Scott Demerau
----------------------                  -------------------------------------
                                        L. Scott Demerau
                                        President and Chief Operating Officer






April 23, 2001

Dear Shareholder:

I am pleased to write to you today to share some exciting news about our company and its future. This news includes, most notably, record growth in our mortgage business and the mortgage industry in general, plus some significant business developments which are designed to improve operations and deliver greater shareholder value. In brief, this letter is meant to provide you with updated information on the steps our company is taking today and has planned for tomorrow which will greatly benefit our customers, our employees and our shareholders and make us better and stronger at every level.

First, let me share with you some very good news regarding the overall state of the mortgage industry. According to the Mortgage Banking Association, an enormous rise in mortgage origination volume is forecast for this over last year, from $1.024 trillion in 2000 to $1.480 trillion in 2001. This represents an increase of 44% in a generally declining economic climate. I believe you, as a shareholder in our company, have wisely chosen a healthy sector in which to invest.

Second, I am happy to report to you that our acquisition of United Capital Mortgage Corporation is proving to be a huge success. United has brought us full service mortgage banking with a large and growing warehouse line. Through United, we are now able to offer our customers a full range of home financing options. One of these options of which I am particularly proud is our recent partnership with HUD for a Minority Lending Division to accommodate borrowers frequently overlooked by traditional mortgage companies, especially the Hispanic community. Moreover, United's loan origination volume is enjoying record growth, reaching over $100 million for the first calendar quarter of this year, a 65% increase over the same period last year, and is expected to exceed half a billion dollars this calendar year. When Accent's mortgage origination volume is added, the quarter ending March 31 exceeds $180 million in total loan origination volume for our company as a whole. This growth places the company within striking distance of achieving our goal of $1 billion in loan origination volume for calendar year 2001. Also impressive and noteworthy is that United's growth is the result of same branch increases.

United's success leads me to a third major announcement--most of the day-to-day corporate mortgage operations now centered in Atlanta are being moved to United's headquarters in Denver. This move should facilitate the integration and consolidation of the Accent and United mortgage operations. We believe this will significantly reduce our corporate overhead costs by decreasing duplication of work, resulting in annual cost (and cash) savings of more than $500,000.

An additional objective of this move is to capitalize on the existing synergies between Accent and United, which should in turn produce increased revenues. For example, United historically has not included non-conforming loans in its mortgage product line. Accent, on the other hand, has valuable experience and expertise in non-conforming mortgage products. Now, however, United's loan officers will be able to refer non-conforming loan customers to Accent in order to capture otherwise lost business. Similarly, Accent has historically brokered conforming loans to a host of third party lenders. Now, however, Accent will make United the preferred lender for conforming (customers with A-credit) loans. In this manner, Accent can continue to earn its customary brokerage fees, while United can earn its customary mortgage finance fees, creating a "win-win" result of greater revenues for the whole company. Last month witnessed the process of our beginning to funnel Accent's conforming brokerage business through United's banking side, already resulting in enhanced revenue for United, as well as improved customer service.

Along with the move, Cynthia Emerine, Senior Executive Vice President and National Manager of Operations for United Capital, has accepted the position of President for the integrated mortgage company. She has over 17 years experience in banking, commercial lending and residential mortgage banking, and is one of the original founders of United Capital. She will oversee the entire operation of the mortgage business, and will remain at the Denver headquarters. Additionally, Forrest Young has joined our company on as the President of Accent Mortgage. Forrest's experience spans over 14 years in the financial industry, and includes both investment banking and mortgage banking. He was recently involved in the creation of innovative Internet solution technology to the banking industry. He will be in charge of mortgage operations in Atlanta, which will now house a large retail branch and Atlanta will become the company center for processing non-conforming loans (customers with below an A credit rating).

The fourth announcement also relates to the growth in our mortgage business, particularly our mortgage banking, rather than our mortgage brokerage, business. Prior to our acquisition of United, our growth strategy involved the acquisition of smaller mortgage brokerage operations. Now, however, due principally to the record growth in United's business and the associated realignment of our mortgage operations, as discussed above, we are now focused on internal growth in both the mortgage banking business and the mortgage brokerage business. Growth by acquisition will remain a part of our overall growth strategy, but the addition of mortgage banking to our operations and our having achieved a larger overall size should enable us to attract larger acquisition candidates and ones with mortgage banking operations. As a result, we really have no reason to proceed with acquisitions of smaller mortgage brokerage companies that are not a good fit with our company today.

The fifth announcement is our adoption of a firm policy to implement all aspects of our new Business Plan which covers all material levels of our company's operations. Our Business Plan will be updated continually through input from and dialogue with all of our business groups and teams. Over time, this policy will, we believe, increase employee accountability, improve communication within and without the company, more clearly define lines of responsibility and authority, and create greater awareness of team-specific and company-wide goals and strategies. By promoting ongoing examination and reexamination of what is and what is not working in our business model, and what alterations or additions might or might not work better, improvements in operational effectiveness and efficiency should result. In this regard, the company has engaged David Colwell, co-founder of the SDDC Group based in San Diego that specializes in Strategic Planning, Operations Optimization, Technology Enablement, and Merger Integration to Financial Service clients. This firm has a history of helping its clients achieve more rapid and more sustainable results than they could achieve on their own. I will continue to update you on SDDC's accomplishments with our company.

One important piece of our Business Plan is the implementation of advanced systems technology. In this regard, through a partnership with Denver-based 3T Systems, we are currently implementing Mortgage Cadence, the first complete loan origination and processing system in the mortgage lending industry. Designed to increase operating productivity and profitability to the highest degree possible while maintaining the lowest total cost structure, this system's technical capabilities are unmatched in the mortgage industry, yet very user-friendly. Using this system will allow us to focus exclusively on business operations by totally automating and streamlining the mortgage lending and secondary marketing processes. We also will now be able to outsource all network operations to 3T, which has more than 18 years of experience and an outstanding IT infrastructure and platform. Preliminary analysis by the SDDC Group has determined one example of how this system will impact our bottom line. David Colwell has concluded that through increasing bulk sales efficiency, this alone should add an estimated $1.36 million to profit in the first fiscal year.

The sixth announcement is one in which I take extreme pride because it exhibits the confidence that our officers, directors and employees have in our company. Our company recently adopted an employee stock purchase plan that permits our officers, directors and employees to purchase our company's stock. Unlike many employee stock purchase plans of other public companies that provide a right to purchase stock at a discount to the market price, our plan requires participants to pay 100% of the market price. As of today, more than $2 million of company stock has already been purchased through this plan, demonstrating quite convincingly the high level of commitment to the company by our officers, directors and employees and a belief in its future.

The final announcement I am happy to share with you, which is perhaps the most significant, is our decision to complete the long-awaited spin-off of our mortgage business into a separate public company. This new company will be owned by our stockholders as of the record date and will operate under the United Capital name. We had hoped to accomplish this spin-off transaction last year, but our mortgage operation was not mature enough and we did not have the necessary systems in place. We now believe we have the necessary critical mass, in terms of quantity of mortgage volume, quality of planned operating systems, and depth of management, to move forward with the spin-off.

We believe such a spin-off will enable our stockholders to realize the full potential value of both the mortgage business and the real estate development business. Even more importantly, we believe the stock price today does not reflect the full value of the mortgage business, but that a spin-off will enable the mortgage business to become fairly valued in terms of stock price. A spin-off is often desirable in situations like ours where there are two totally separate and distinct businesses (in terms of management skills, types of operations, types of assets, nature and timing of earnings, and applicable market valuation methodologies).

We also believe the proposed spin-off will give each company the freedom and flexibility to more fully develop its respective core business and sharpen its focus, particularly so in light of the fact that each company will be separate and independent in terms of directors and executive officers. We further believe that now is the right time to spin off the mortgage business in order to better capitalize on today's dynamic and growing mortgage and finance marketplace. One of the primary goals of the proposed spin-off is to unencumber the mortgage company so that its true market value can be established.

In summary, I feel for the first time in our company's history that the collective executive team of United Capital and Accent has brought us a group of superior management professionals in the areas critical to success: operations, finance, strategic planning, and acquisitions. I am privileged to have partners who are veterans in the mortgage industry and whose expertise is already significantly and positively impacting the future of this company. We have all pledged to work tirelessly to improve operations and increase profitability and to make our company a national leader in the mortgage industry. I believe the information provided in this letter demonstrates that we are well on the road to the fulfillment of this commitment to our employees, our customers and our shareholders. I hope that you now share my excitement and pride.

I greatly appreciate your investment in our company and I ask for your continued support.


Warmest regards,


L. Scott Demerau
Chief Executive Officer